UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

Open Text Corporation

(Exact Name Of Registrant As Specified In Charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L0A1

(Address of principal executive offices, including zip code)

(519) 888-7111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 10, 2009 Vignette Corporation issued a press release announcing that it has reached an agreement with the plaintiff to settle the lawsuit captioned Reitz v. Aviles, et al., D-1-GN-09-001502 (the “Lawsuit”), filed in the District Court for the 201st Judicial District of Travis County, Texas (the “Court”). The settlement, which requires the Court’s approval, provides that the Lawsuit will be dismissed with prejudice against all defendants. Without agreeing that any of the claims in the Lawsuit have any merit, Vignette has agreed, pursuant to the settlement, to make certain supplemental disclosures concerning the previously-announced acquisition of Vignette by Open Text Corporation. The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release dated July 10, 2009.

Additional Information and Where to Find It

In connection with the proposed merger, Open Text filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 (file no. 333-159514) that includes a proxy statement of Vignette that also constitutes a prospectus of Open Text. Shareholders and investors are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger before making any voting decision with respect to the merger. The proxy statement/prospectus contains important information about Open Text, Vignette and the proposed merger. Open Text’s and Vignette’s shareholders are able to obtain a copy of the proxy statement/prospectus and other relevant documents without charge at the SEC’s Internet site (http://www.sec.gov). The proxy statement/prospectus and the other documents may also be obtained for free by accessing Vignette’s investor relations website at www.ir.vignette.com by clicking on the link “SEC Filings” under the heading Investor Relations or by accessing Open Text’s website at www.opentext.com and clicking on the “Company” link, then clicking on the link for “Investors” and then clicking on the link for “SEC Filings” under the heading “Financial Reports. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Vignette and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Vignette in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein are included in the proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Vignette’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Vignette by accessing Vignette’s investor relations website at www.ir.vignette.com by clicking on the link “SEC Filings” under the heading Investor Relations or by contacting Investor Relations by telephone at (512) 741-4541, or by mail at Vignette Corporation, 1301 South MoPac Expressway, Suite 100, Austin, Texas 78746, USA.

Note on Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements relating to the acquisition of Vignette, including timing and likelihood of a closing of the acquisition, the success of any of Vignette’s strategic initiatives, Vignette’s growth and profitability prospects, the benefits of Vignette’s products to be realized by customers, Vignette’s position in the market and future opportunities therein, the deployment of Livelink ECM and our other products by customers, and future performance of Open Text. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this report are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Open Text’s customers, demand for Open Text’s products and other risks detailed from time to time in Open Text’s filings with the SEC, including the Form 10-K for the year ended June 30, 2008. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and neither Vignette nor Open Text undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION
(Registrant)

Date: July 10, 2009	/s/ Paul McFeeters
Paul McFeeters
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 10, 2009.